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                                  EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Pulitzer Inc. on Form S-8 of our reports dated March 18, 1999, appearing in the Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 31, 1998.


/s/Deloitte & Touche LLP


St. Louis, Missouri
April 5, 1999